UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              ---------------------

       Date of Report (Date of earliest event reported) December 20, 2005

                          Gulf Island Fabrication, Inc.
             (Exact name of registrant as specified in its charter)


        Louisiana                       0-22303                 72-1147390
 (State of incorporation)       (Commission File Number)       (IRS Employer
                                                             Identification No.)

         583 Thompson Road, Houma, Louisiana                       70363
      (Address of principal executive offices)                   (Zip Code)


                                 (985) 872-2100
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement

         On December 20, 2005 Gulf Island Fabrication, Inc. (the "Company") and New Vision, L.P., a Texas limited partnership and an indirect subsidiary of the Company ("New Vision") entered into an Asset Purchase and Sale Agreement (the "Agreement") with Technip-Coflexip USA Holdings, Inc., a subsidiary of Technip SA ("Technip"), and Gulf Marine Fabricators, a Texas general partnership ("Gulf Marine"). The Agreement provides for the purchase by New Vision of the facilities, machinery and equipment of Gulf Marine (the "Acquisition"). New Vision, L.P. will assume all or most of Gulf Marine's uncompleted fabrication contracts. As of the date hereof, the only significant contract being assumed at closing is a contract with Chevron USA for the construction of a portion of its Tahiti project, and the Acquisition's closing is subject to the receipt of Chevron USA's consent to the assignment of the Tahiti contract.

         The aggregate consideration for the Acquisition, which is payable upon consummation of the Acquisition, consists of (i) $40 million in cash (subject to certain purchase price adjustments), (ii) 1,589,067 shares of the Company's common stock (the "Gulf Island Shares"), which will constitute approximately 11% of the Company's outstanding common stock, and (iii) New Vision's assumption of certain liabilities. New Vision is not assuming any indebtedness for borrowed money. On the closing date, the Gulf Island Shares will be deposited into an escrow account as security for certain indemnification obligations of Gulf Marine and Technip, and will be delivered to Gulf Marine, in whole or in part, upon the termination of the escrow period. The parties expect the Acquisition to close during the first quarter of 2006, pending the satisfaction of customary closing conditions, including a successful Hart-Scott-Rodino review.

         The Gulf Island Shares issuable upon consummation of the Acquisition will not be registered under the federal securities laws or the securities laws of any state. On the closing date, the Company and Gulf Marine will enter into a registration rights agreement pursuant to which the Company will agree to file registration statements relating to the Gulf Island Shares upon the request of Gulf Marine following or immediately prior to the expiration of the escrow and lock-up period. The registration rights agreement will include reasonable shelf registration rights and piggyback registration rights.

         Following the consummation of the Acquisition, Gulf Marine will be entitled to recommend a director for nomination to the Company's Board of Directors as long as Gulf Marine continues to hold at least 5% of the Company's outstanding common stock. In addition, pursuant to the terms of the Agreement, Gulf Marine and Technip (and their affiliates) will not acquire any shares of the Company's common stock, other than the Gulf Island Shares and any shares issuable by the Company in connection with those shares, for a period of two years following execution of the Agreement.

         The parties will also enter into a lock-up agreement prohibiting Gulf Marine from selling the Gulf Island Shares for a period of two years from the closing date, subject to an earlier termination of the lock-up period if applicable law does not allow Gulf Marine's recommended director to serve on the Company's Board of Director, but in no event will the lock-up period be less than one year.

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         The  parties  have  made  customary  representations,   warranties  and
covenants in the Agreement, including a covenant by Gulf Marine not to solicit, negotiate or enter into any other discussions relating to the acquisition of all or a portion of its assets.

         In connection with the Agreement, the parties have also entered into a cooperation agreement pursuant which they may work together on certain engineer, procure and construct projects. The cooperation agreement allows Technip, in its discretion, to establish an exclusive subcontracting relationship with Gulf Island for such projects, subject to agreement on competitive pricing, yard capacity, and other factors. The cooperation agreement will be effective upon the closing of the Acquisition and has a five year term.

         Upon closing of the Acquisition, the parties will enter into a limited non-competition agreement partially restricting Gulf Marine and Technip, for a period of two years, from owning or operating a fabrication yard in direct competition with New Vision on the U.S. Gulf Coast. Technip may continue to operate directly competitive yards located in other locations, which may compete for projects with New Vision in the Gulf of Mexico or other areas.

         The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit
2.1 and incorporated herein by reference.

Item 3.02   Unregistered Sale of Equity Securities

         Upon the closing of the Acquisition described in Item 1.01, the Company will issue to Gulf Marine 1,589,067 shares of its common stock as partial consideration for the facilities, machinery and equipment of Gulf Marine as described in the Agreement. The issuance of the common stock will be exempt from registration pursuant Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01   Regulation FD Disclosure

         On December 21, 2005, the Company held a conference call open to the public to discuss the transaction described in Item 1.01, which call was announced in a press release issued December 20, 2005, and is currently available for replay on the Company's website at www.gulfisland.com. During the conference call, the Company's management noted Gulf Marine's weak profit margins over the past few years and stated that the Company expects those weak margins to continue through the first half of 2006, which could result in small losses. Management also stated that the Company expects Gulf Marine's profit margins to improve in the latter part of 2006 and reach levels similar to those recently achieved by the Company in 2007. Management's statements related to Gulf Marine independently and not to the consolidated margins or losses of the Company following the Acquisition.

         The foregoing statement and the oral statements made in connection with the conference call may contain statements that are not statements of historical fact. Such statements are forward-looking statements and are subject to factors that could cause actual results and outcomes to differ materially from the results and outcomes predicted in the statements and investors are cautioned not to place undue reliance upon them. These factors include, among others, the timing and extent of changes in the prices of crude oil and natural gas; the timing of new projects and the Company's ability to obtain them; the Company's ability to successfully complete the Acquisition and to continue and expand Gulf Marine's operations; competitive factors in the heavy marine fabrication industry; and the Company's ability to successfully complete the testing, production and marketing of the MinDOC and other deepwater production systems and to develop and provide financing for them.

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


Item 9.01   Financial Statements and Exhibits

     (d)  Exhibits.

     2.1  Asset Purchase Agreement dated December 20, 2005.

          In accordance with Item 601(b)(2) of Regulation S-K, the disclosure schedules and certain exhibits to the Agreement are omitted. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   GULF ISLAND FABRICATION, INC.


                                   By:   /s/ Joseph P. Gallagher, III
                                      ----------------------------------
                                           Joseph P. Gallagher, III
                                           Vice President - Finance,
                                            Chief Financial Officer
                                                 and Treasurer
                                         (Principal Financial Officer
                                         and Duly Authorized Officer)


Dated:  December 21, 2005
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